                                                                    Exhibit 4.01

CUSIP NO.

REGISTERED                                                     PRINCIPAL AMOUNT:
NO.


                                     FORM OF
                           SMITH BARNEY HOLDINGS INC.
                         MEDIUM-TERM NOTE, THIRD SERIES
                             DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE
                                  (FIXED RATE)


         If this Security is a Global Security (as defined below) the following is applicable:

         THIS SECURITY IS IN GLOBAL FORM (A "GLOBAL SECURITY") WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ISSUE PRICE:                         OPTION TO RECEIVE             OPTIONAL RESET DATES:
                                     PAYMENTS IN A SPECIFIED
                                     CURRENCY OTHER THAN
                                     U.S. DOLLARS:
                                     [  ] YES   [  ] NO

ORIGINAL ISSUE DATE:                 RENEWAL TERMS (if any):       OPTIONAL EXTENSION OF
                                                                   MATURITY:
                                                                   [  ] YES   [  ] NO

DATE ON WHICH INTEREST               SINKING FUND:                 LENGTH OF EXTENSION
BEGINS TO ACCRUE                                                   PERIOD:
(IF DIFFERENT FROM
ORIGINAL ISSUE DATE):

STATED MATURITY                      TOTAL AMOUNT OF OID:          NUMBER OF EXTENSION
DATE:                                                              PERIODS:

INTEREST RATE:                       YIELD TO MATURITY:            FINAL MATURITY DATE:


SPECIFIED CURRENCY (if               INITIAL ACCRUAL PERIOD        DEPOSITARY:
other than U.S. dollars):            OID:

AUTHORIZED DENOMINATIONS             OPTION TO ELECT               OPTIONAL REDEMPTION:
(if Specified Currency               REPAYMENT:                      [  ] YES   [  ] NO
is U.S. dollars): $1,000 and         [  ] YES   [  ] NO
any integral multiple of $1,000
in excess thereof

(if Specified Currency is other
than U.S. dollars):

INTEREST PAYMENT                     OPTIONAL REPAYMENT            INITIAL REDEMPTION
DATES:                               DATE(S):                      DATE:

REGULAR RECORD                       OPTIONAL REPAYMENT            REDEMPTION PRICE:
DATES:                               PRICE(S):                     [  ]   % OF PRINCIPAL
                                                                   AMOUNT
                                                                   [  ] AS SET FORTH BELOW

EXCHANGE RATE AGENT:                 OPTIONAL INTEREST             OTHER PROVISIONS:
 (if other than Citibank, N.A.)      RATE RESET:
                                     [  ] YES   [  ] NO

         If applicable as specified above, the Redemption Price shall initially be % of the principal amount of this Security payable at the Stated Maturity and shall decline at each anniversary (each such date, a "Redemption Date") of the Initial Redemption Date by % of such principal amount until the Redemption Price is 100% of such principal amount; provided that if this Security is a Discount Security, unless otherwise specified above, the Redemption Price shall be the Amortized Face Amount, as described below. A "Discount Security" is any Security that has been issued with more than a de minimis amount of original issue discount (as determined under United States federal income tax rules applicable to original issue discount instruments).

         "Maturity," when used herein, means the date on which the principal of this Security or an installment of principal becomes due and payable in full in accordance with the terms of this Security and of the Indenture (as defined in Section 1 below), whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         SMITH BARNEY HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the Principal Amount specified above on the Stated Maturity specified above and to pay interest thereon at the Interest Rate, if any, specified above from the Original Issue Date specified above (or the date on which interest otherwise begins to accrue (if different from the Original Issue Date)) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 of each year (unless other Interest Payment Dates are specified above) (each an "Interest Payment Date"), commencing on the first Interest Payment Date next succeeding the Original Issue Date (or the date on which interest otherwise begins to accrue (if different from the Original Issue Date)) until the principal hereof is paid or made available for payment. Except as provided in the following paragraph, the Company will pay interest on each Interest Payment Date specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date (or the date on which interest otherwise begins to accrue (if different from the Original Issue Date)), and at Maturity; provided that any payment of principal (and premium, if any) or interest to be made on any Interest Payment Date or at Maturity on a day that is not a Business Day will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or such date of Maturity, as the case may be, and no additional interest shall accrue as the result of such delayed payment. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close and, if this Security is denominated in or indexed to a Specified Currency other than U.S. dollars or ECU, each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the principal financial center of the country issuing the Specified Currency are authorized or required by law or regulation to close and a day on which banking institutions in such principal financial center are carrying out transactions in such Specified Currency and, if this Security is denominated in or indexed to ECU, each day which is not a day that banking institutions in Luxembourg are authorized or required by law or regulation to close and which is an ECU clearing day, as determined by the ECU Banking Association in Paris.

         Unless otherwise specified above, the interest so payable on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record dates set forth above (whether or not a Business Day) (a "Regular Record Date"); provided that interest payable at Maturity shall be payable to the Person to whom principal shall be payable; and provided, further, that in the case of a Security issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date or the date on which interest otherwise begins to accrue (if different from the Original Issue
Date) and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

         Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars even if this Security is denominated in a Specified Currency other than U.S. dollars, as specified above, unless the Holder hereof makes the election described below. If this Security is denominated in a Specified Currency other than U.S. dollars, unless otherwise provided above, the Exchange Rate Agent of the Company will determine the amount of U.S. dollar payments in respect of this Security in the manner described below; provided that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written election with signature guarantees to the Company's paying agent in The City of New York (the "Paying Agent"). Any such election must be received by the Paying Agent on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Such election shall remain in effect unless and until changed (where permitted by the Indenture) by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Until the Securities are paid or payment therefor is provided for, the Company will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent and, to the extent permitted by the Indenture, the Company may be the Paying Agent. The Company has initially appointed the Trustee as Paying Agent. The Company will notify the Holder hereof in accordance with the Indenture of any change in the Paying Agent or its address. All currency exchange costs related to this Security, if any, will be borne by the Holder of this Security by deductions from payments otherwise due such Holder hereunder.

         Unless otherwise indicated above, and except as provided below, payment of interest on this Security (other than interest payable at Maturity) will be made by check (unless otherwise provided above, from an account at a bank located outside the United States if such check is payable in a currency other than U.S. dollars) mailed to the Holder hereof at the registered address of such Holder; provided that, if the Holder hereof is the Holder of U.S. $10,000,000 or more in aggregate principal amount of Securities of this series of like tenor and term (or a Holder of the equivalent thereof in a Specified Currency other than U.S. dollars determined as provided below), such Holder shall be entitled to receive interest payments in immediately available funds, but only if complete and appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may, if so entitled, elect to receive such payments in immediately available funds by providing complete and appropriate instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States or as otherwise provided above. Unless otherwise specified above and except as provided below, the principal hereof (and premium, if any) and interest, if any, hereon payable at Maturity will be paid to the Holder in immediately available funds (unless otherwise provided above, payable to an account maintained by the payee with a bank located outside the United States if payable in a Specified Currency other than U.S. dollars) upon surrender of this Security at the corporate trust office or agency of the Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York (or at such other location as may be specified above), provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. The

Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

         Unless otherwise specified above, if this Security is registered in the name of the Depositary or its nominee, (i) payments of interest (other than at Maturity), will be made in same-day funds in accordance with arrangements between the Trustee and the Depositary and (ii) any principal, premium, if any, and interest due at Maturity will be paid by the Trustee by wire transfer in immediately available funds to an account specified by the Depositary.

         Unless otherwise specified above, interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest hereon shall include interest accrued through the day before the Interest Payment Date or date of Maturity, as the case may be.

         References herein to "U.S. dollars" or "U.S.$" or "$" are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH BELOW, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES
HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture referred to below or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Smith Barney Holdings Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:

         TRUSTEE'S CERTIFICATE
          OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


CITIBANK, N.A.,                          SMITH BARNEY HOLDINGS INC.
  as Trustee

By:________________________________      By:________________________________
         Authorized Signatory



                                         Attest:_____________________________
                                                           Secretary

                           SMITH BARNEY HOLDINGS INC.
                         MEDIUM-TERM NOTE, THIRD SERIES
                             DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE
                                  (FIXED RATE)

1. General. This Security is one of a duly authorized issue of Securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 15, 1993, as supplemented by the First Supplemental Indenture, dated as of September 1, 1993 and the Second Supplemental Indenture dated as of December 12, 1996 (herein called the "Indenture"), between the Company and Citibank, N.A. (herein called the "Trustee," which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, which series constitute one series of Securities, limited in aggregate principal amount to $500,000,000.

2. Currency Exchanges and Payments. Unless otherwise provided above, if the Specified Currency set forth above is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent specified above or a successor thereto (the "Exchange Rate Agent"), based on the indicative quotation in The City of New York selected by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, that yields the largest number of U.S. dollars upon conversion of the Specified Currency. Unless otherwise provided above, such selection shall be made from among the quotations of at least three banks agreed to by the Company and the Exchange Rate Agent appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service, or if not available, the Telerate Monitor Foreign Exchange Service. If such quotations are unavailable from either such foreign exchange service, such selection shall be made as specified above. If payment is to be made in the Specified Currency and the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such Specified Currency or for the settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to the applicable payment date, or on such other basis specified above. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, including, without limitation, ECU, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency or as otherwise provided above).

        Unless otherwise specified above, if this Security is denominated in a Specified Currency other than U.S. dollars or ECU and the Holder hereof shall have elected to receive payments of principal (and premium, if any) and interest, if any, on this Security in such Specified Currency as described above, and such Specified Currency is unavailable as of the due date for any such payment because of the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such Specified Currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on such due date with respect to this Security shall be made in U.S. dollars. Unless otherwise specified above, the amount so payable on any date in such Specified Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate.

        Unless otherwise specified above, if this Security is denominated in ECU and the Holder hereof shall have elected to receive payments of principal (and premium, if any) and interest, if any, on this Security in ECU as described above, and ECU are unavailable as of the due date for any such payments because of the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, all payments due on that due date with respect to this Security shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of ECU for this purpose shall be the currency amounts that were components of ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of such component currencies. The U.S. dollar equivalent of each of such component currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate or as otherwise specified above.

        If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

        All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

        In the event of an official redenomination of the Specified Currency (including, without limitation, such an official redenomination if the Specified Currency is a composite currency), the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Unless otherwise specified herein or set forth above, in no event shall any adjustment be made to any amount payable hereunder as a result of (i) any change in the value of the Specified Currency relative to any other currency due solely to fluctuations in exchange rates or (ii) any redenomination of any component currency of any composite currency (unless such composite currency itself is officially redenominated).

3. Redemption. If so specified above, the Company may at its option redeem this Security in whole, or from time to time in part, on or after the date designated as the Initial Redemption Date above at either a price based on a constant percentage of the Principal Amount of this Security as specified above or at prices declining from the premium specified above, if any, to par together, in each case, with accrued interest to the Redemption Date. The Company may exercise such option by giving to the Holder hereof a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof in accordance with the terms of the Indenture. Unless otherwise specified above, if less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

4. Optional Repayment. If so specified above, this Security will be repayable prior to Stated Maturity at the option of the Holder on the Optional Repayment Dates specified above at the Optional Repayment Prices specified above together with accrued interest to the Optional Repayment Date. Unless otherwise specified above, in order for this Security to be so repaid, the Company must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date, this Security with the form below entitled "Option to Elect Repayment" duly completed. Exercise of this repayment option shall be irrevocable, except as otherwise provided under Sections 5 and 6 below. The repayment option may be exercised by the Holder of this Security for less than the aggregate principal amount of the Security then outstanding provided that the principal amount of the Security remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

5. Optional Interest Reset. If so specified above, the interest rate on this Security may be reset at the option of the Company, in the manner set forth below (unless otherwise specified above), on the date or dates specified above (each an "Optional Reset Date"). The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee will give to the Holder of this Security a notice (the "Reset Notice") setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the transmittal by the Trustee of a Reset Notice to the Holder of this Security, such new interest rate shall take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, this Security will have the same terms as prior to the transmittal of such Reset Notice.

        Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish an interest rate that is higher than the interest rate provided for in the Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to transmit notice of such higher interest rate to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate is reset on an Optional Reset Date and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the succeeding paragraph will bear such higher interest rate for the Subsequent Period.

        If the Company elects to reset the interest rate of this Security, the Holder of this Security will have the option to elect repayment by the Company of this Security on any Optional Reset Date at a price equal to the aggregate principal amount hereof outstanding on, plus any interest accrued to, such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth above in Section 4 for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered this Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

6. Optional Extension of Maturity. If so specified above, the Stated Maturity of this Security may be extended at the option of the Company, in the manner set forth below (unless otherwise provided on the face hereof), for the period or periods specified above (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth above. The Company may exercise such option by notifying the Trustee of such exercise at least 50 but no more than 60 days prior to the Stated Maturity in effect prior to such exercise (the "Original Stated Maturity"). If the Company exercises such option, the Trustee will give to the Holder of this Security no later than 40 days prior to the Original Stated Maturity a notice (the "Extension Notice") relating to such Extension Period, setting forth (i) the election of the Company to extend the Original Stated Maturity, (ii) the new Stated Maturity (which shall then be considered the Stated Maturity for all purposes of this Security), (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee's transmittal of the Extension Notice, the Original Stated Maturity of this Security shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Security will have the same terms as prior to the transmittal of such Extension Notice.

        Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity of this Security the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish an interest rate that is higher than the interest rate provided for in the Extension Notice for the Extension Period by causing the Trustee to transmit notice of such higher interest rate to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the succeeding paragraph will bear such higher interest rate for the Extension Period.

        If the Company elects to extend the Stated Maturity of this Security, the Holder hereof will have the option to elect repayment of this Security by the Company on the Original Stated Maturity at a price equal to the aggregate principal amount hereof outstanding plus interest accrued to such date. In order to obtain such repayment, the Holder hereof must follow the procedures set forth above in Section 4 for optional repayment, except that the period for delivery of this Security or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder hereof has tendered this Security for repayment pursuant to an Extension Notice, such Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

7. Optional Renewal. If so specified above, this Security may be renewed by the Holder of the Security on an Interest Payment Date (specified above) occurring in or prior to the twelfth month following the Original Issue Date (the "Initial Maturity Date") in accordance with the procedures described below.

        On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified above) prior to the Initial Maturity Date (as specified above) of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of this Security may be extended to the Interest Payment Date occurring in the twelfth month (or, if a special Election Interval is specified the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder of this Security elects to extend the term of this Security or any portion hereof as provided below. If the Holder of this Security does not elect to extend the term of any portion of the principal amount of this Security during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").

        A Holder of this Security may elect to renew the term of this Security, or if specified above, any portion thereof, by delivering a notice to such effect to the Paying Agent not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified above as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of this Security. An election to renew the term of this Security may be exercised with respect to less than the entire principal amount of this Security only if so specified above and only in such principal amount, or any integral multiple in excess thereof, as specified above. Notwithstanding the foregoing, the term of this Security may not be extended beyond the maturity specified above.

        If the Holder of this Security does not elect to renew the term of this Security, this Security must be presented to the Trustee (or any duly appointed paying agent) and, if this Security is issued in definitive form, as soon as practicable following receipt of this Security the Trustee (or any duly appointed paying agent) shall issue in exchange herefor in the name of the Holder (i) a Security, in a principal amount equal to the principal amount of this Security for which no election to renew the term thereof was exercised, with terms identical to those specified on this Security (except that such Security shall have a fixed, nonrenewable maturity on the New Maturity Date) and
(ii) if an election to renew is made with respect to less than the full principal amount of this Security, a replacement Security, in a principal amount equal to the principal amount of such exchanged Security for which the election to renew was made, with terms identical to such exchanged Security.

8. Sinking Fund. Unless otherwise specified above, this Security will not be subject to any sinking fund.

9. Discount Securities. If this Security is a Discount Security, unless otherwise specified above the amount payable in the event of redemption by the Company, repayment at the option of the Holder or acceleration of maturity, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Security as of the date of such redemption, repayment or acceleration. For the purpose of determining whether Holders of the requisite amount of Securities outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount will be deemed to be the Amortized Face Amount. The "Amortized Face Amount" of this Security shall be the amount equal to (a) the Issue Price (as set forth above) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth above) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Security exceed its stated principal amount.

10. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain existing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Obligations Unconditional. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

12. Defeasance. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

13. Authorized Denominations. The Securities of this series are issuable only in global or certificated registered form, without coupons. Unless otherwise set forth above, Securities denominated in U.S. dollars will be issued in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. Securities denominated in a specified currency other than U.S. dollars will be issued in the denomination or denominations set forth above. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

14. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer, at the office or agency of the Company in any place where the principal of, premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to those of the Company, the Trustee and the Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Securities in certificated form in exchange for each Global Security. In addition, the Company may at any time determine not to have Securities represented by a Global Security, and, in such event, will issue Securities in certificated form in exchange for the Global Security representing such Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such

Securities registered in its name. Unless otherwise set forth above, Securities so issued in certificated form will be issued in denominations of U.S. $1,000 (or such other denomination as shall be specified by the Company) or any amount in excess thereof which is an integral multiple of U.S. $1,000 and will be issued in registered form only, without coupons.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes.

15. Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. In the event that the principal of the Securities of this series is so declared to be due and payable, if this Security is a Discount Security, unless otherwise specified above, the amount of principal of this Security that becomes due and payable upon such declaration shall be equal to the Amortized Face Amount as defined in Section 9 hereof. Upon payment (i) of the aggregate applicable amounts of principal of the Securities of this series so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

16. Defined Terms. All terms used in this Security which are defined in the Prospectus Supplement dated July 24, 1997, or in the Indenture and are not otherwise defined in this Security shall have the meanings assigned to them in the Indenture.

17. GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM   -- as tenants in common
        TEN ENT   -- as tenants by the entireties
        JT TEN    -- as joint tenants with right of survivorship and not as
                     tenants in common

        UNIF GIFT MIN ACT -- _________________ Custodian _______________
                                  (Cust)                      (Minor)
                                  Under Uniform Gifts to Minors Act

                             ___________________________________________
                                               (State)


Additional abbreviations may also be used though not in the above list.



         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

             /                /
_____________________________________________________________________
Please print or type name and address, including zip code of assignee


________________________________________________________________________________
the within Security of SMITH BARNEY HOLDINGS INC. and all rights thereunder and does hereby irrevocably constitute and appoint


______________________________________________________________________ Attorney
to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.


Dated __________________________

SIGNATURE GUARANTEED:  _________________________________________________________

                          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

        The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at (i) the Optional Repayment Price indicated above, if this Security is to be repaid pursuant to the Optional Repayment provision hereof or (ii) 100% of the principal amount of this Security to be repaid plus accrued interest to the Optional Reset Date, if this Security is to be repaid pursuant to the Optional Interest Reset provision hereof, or to the Original Stated Maturity, if this Security is to be repaid pursuant to the Optional Extension of Maturity provision hereof.

Dated:____________________________        _____________________________________
                                          Signature

                                          Sign exactly as name appears on the
                                          front of this Security [SIGNATURE
                                          GUARANTEED -- required only if
                                          Securities are to be issued and
                                          delivered to other than the registered
                                          Holder]

                                          ______________________________________
Principal amount to be repaid, if         Fill in for registration of Securities
amount to be repaid is less than the      if to be issued otherwise than to the
principal amount of this Security         registered Holder:
(principal amount remaining must be
an authorized denomination)

                                          Name: ________________________________

                                          Address: _____________________________
$_________________________________

                                            (Please print name and address
                                             including zip code)

                                          SOCIAL SECURITY OR OTHER TAXPAYER ID
                                          NUMBER